Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

May 12, 2015

Rose Rock Midstream, L.P.

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, Oklahoma 74136-4216

Ladies and Gentlemen:

We have acted as special counsel to Rose Rock Midstream, L.P. a Delaware limited partnership (the “Partnership”), in connection with the offering, from time to time, by the Partnership of common units representing limited partner interests in the Partnership having an aggregate offering price of up to $150,000,000 (the “Common Units”) on terms to be determined at the time of the offering thereof, pursuant to a registration statement on Form S-3 (Registration No. 333-199600) filed with the Securities and Exchange Commission (the “SEC”) on October 24, 2014. Such registration statement at the time it was declared effective by the SEC on January 22, 2015, is referred to herein as the “Registration Statement.” A prospectus supplement dated May 12, 2015, which, together with the prospectus filed with the Registration Statement (the “Base Prospectus”) constitute the “Prospectus,” will be filed with the SEC on May 12, 2015 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions set forth herein, we have read and examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such records of the Partnership and of Rose Rock Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including the Equity Distribution Agreement dated May 12, 2015 (the “Equity Distribution Agreement”) by and among the Partnership and the General Partner, on the one hand, and Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and SunTrust Robinson Humphrey, Inc. (collectively, the “Managers”), on the other hand. In our examination, we have assumed, without independent investigation, (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies and (e) the authenticity of the originals of such latter documents. We have also assumed that all Common Units sold pursuant to the Equity Distribution Agreement will be issued and sold in the manner described in the Prospectus Supplement and in accordance with the terms of the Equity Distribution Agreement.

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Rose Rock Midstream Partners, L.P.

May 12, 2015

Our opinions expressed herein are limited to the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when any of the Common Units have been issued and delivered against payment therefor in accordance with the terms of the Equity Distribution Agreement, (a) such Common Units will be validly issued and (b) purchasers of such Common Units will have no obligation, solely by reason of their ownership of such Common Units, to make any contributions to the Partnership or any further payments for their purchase of such Common Units, and such purchasers will have no personal liability, solely by reason of their ownership of such Common Units, to creditors of the Partnership for any of its debts, liabilities or other obligations.

We consent to the filing by you of this opinion as an exhibit to the Partnership’s Current Report on Form 8-K filed on the date hereof, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Andrews Kurth LLP